Exhibit 10.70

RADIOSHACK CORPORATION
2011 EXECUTIVE DEFERRED COMPENSATION PLAN

Effective as of December 1, 2010

RadioShack Corporation, a Delaware corporation (the "Company"), hereby adopts the 2011 RadioShack Corporation Executive Deferred Compensation Plan, effective as of December 1, 2010.  Unless otherwise indicated, all “section” or “Code” references are to the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated under the authority of the applicable Code section and, in each case, any successor provisions thereto.

ARTICLE ONE

PURPOSE

1.1
General.  The purpose of the Plan is to attract, motivate, and retain officers of the Company and its subsidiaries by providing participants with an opportunity to defer the receipt of compensation earned in 2011 and subsequent years and to accumulate earnings thereon on a tax-deferred basis.

1.2
Unfunded Top Hat Plan.  The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

ARTICLE TWO

DEFINITIONS

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1	Board. “Board” means the Board of Directors of the Company.

2.2
Bonus Deferral Election.  “Bonus Deferral Election” means an election to defer payment of an annual bonus distributed in the form of cash.  Bonus Deferral Elections shall take the form prescribed by the Committee and shall be subject to the terms and conditions of Article Four.

2.3       Change in Control.  “Change in Control” shall mean and of the following events:

(a)
An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)
The individuals who, as of December 1, 2010, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)           The consummation of:

(i)	A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless

(A)            the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination,

(B)            the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, or

(C)            no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had

Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities, and

A transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction.”

(ii)        A complete liquidation or dissolution of the Company; or

(iii)
The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (i) any such sale or disposition that results in at least fifty percent (50%) of the Company’s assets being owned by one or more subsidiaries or (ii) a distribution to the Company’s stockholders of the stock of a subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities (X) as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subsection (X)) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (Y) and such Subject Person (1) within fourteen (14) Business  Days (or such greater period of time as may be determined by action of the Board) after such Subject Person would otherwise have caused a Change in Control (but for the operation of this clause (Y)), such Subject Person notifies  the Board that such Subject Person did so inadvertently, and (2) within seven (7) Business Days after such notification (or such greater period of time as may be determined by action of the Board), such Subject Person divests itself of a sufficient number of Voting Securities so that such Subject Person is no longer the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities.

2.4	Committee. “Committee” means a committee of the Board consisting of at least two members appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.5
Company.  “Company” means RadioShack Corporation, a Delaware corporation, or any successor entity thereto, including without limitation, the transferee of all or substantially all of the stock or assets of the Company.

2.6
Deferral Account.  “Deferral Account” means a notional account established and maintained for each Participant in accordance with Article Five hereof, for bookkeeping purposes only, to measure the value of elective deferrals made under the Plan and the earnings thereon.  Amounts credited to the Deferral Account shall be expressed in dollars and cents.  To the extent that a Participant makes different Payment Elections for different deferrals pursuant to Section 6.2, the Deferral Account shall be divided into separate subaccounts as necessary to reflect such Payment Elections.

2.7	Deferral Election. “Deferral Election” means a Salary Deferral Election or a Bonus Deferral Election, as applicable.

2.8
LTIP Deferral Election.  “LTIP Deferral Election” means an election to defer payment of a long-term incentive award distributed in the form of cash.  LTIP Deferral Elections shall take the form prescribed by the Committee and shall be subject to the terms and conditions of Article Four.

2.9	LTIP Period. “LTIP Period” means a period of time established by a committee of the Board for a long-term incentive award that is greater than twelve (12) months.

2.10
Participant.  “Participant” means (a) an eligible employee described in Section 4.1 who has filed a Deferral Election with the Committee and is participating in the Plan in accordance with the provisions of Article Four, and (b) any other person who has a Deferral Account by reason of his or her prior status as an eligible employee.

2.11
Payment Election.  “Payment Election” means an election to determine the form of payment of amounts deferred hereunder.  Payment Elections shall take the form prescribed by the Committee and shall be subject to the terms and conditions of Article Six.

2.12	Plan. “Plan” means the RadioShack Corporation 2011 Executive Deferred Compensation Plan, as amended from time to time.

2.13	Plan Year. “Plan Year” means the period beginning on the effective date of the Plan and ending on the immediately following December 31 and each subsequent calendar year.

2.14
Salary Deferral Election.  “Salary Deferral Election” means an election to defer payment of base salary. Salary Deferral Elections shall take the form prescribed by the Committee and shall be subject to the terms and conditions of Article Four.

2.15	Separation from Service. “Separation from Service” means a Participant’s “separation from service” within the meaning of Treasury Regulation §1.409A-1(h).

2.16
Unforeseeable Emergency.  “Unforeseeable Emergency” means a severe financial hardship of a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or a dependent (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE THREE

             ADMINISTRATION

3.1
Committee.  The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan.  Except as otherwise provided in the Plan, the Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper.

3.2
Duties.  The Committee, or any person or entity designated by the Committee, shall be responsible for the administration of the Plan including but not limited to determination of eligibility, receiving Deferral Elections, provision of investment choices, distribution of benefits, maintenance of account balances, calculation of hypothetical investment returns and any other duties concerning the day-to-day operation of the Plan.  The Plan is intended to comply with the requirements of Code section 409A and shall be administered and interpreted accordingly.

3.3
Adjudication.  Any decision made, or action taken, by the Committee or the Board arising out of, or in connection with, the interpretation and administration of the Plan, including but not limited to the adjudication of claims and payment of benefits hereunder, shall be final and conclusive.

3.4
Indemnification.  No member of the Committee or its delegate shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties.  The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing, denying authorization to, or failing to authorize any transaction hereunder.  Payment of any indemnity under this section that is not exempt from Code section 409A shall comply with Code section 409A’s requirements for reimbursement plans, as set forth in Treas. Reg. § 1.409A-3(i)(1)(iv).  For this purpose (a) the indemnity under this provision shall continue for the indemnified person’s lifetime, and, if later, until the complete disposition of all covered claims; (b) the amount of expenses indemnified during one taxable year of an indemnified person shall not affect the amount of expenses indemnified in any other taxable year; (c) payment of an indemnity shall be made by the last day of the indemnified person’s taxable year following the taxable year in which the expense was incurred; and (d) the indemnified person’s right to indemnification shall not be subject to liquidation or exchange for any other benefit.

ARTICLE FOUR

PARTICIPATION

4.1	Eligibility. Participation in the Plan shall be limited to regular full-time employees of the Company and its subsidiaries who are officers.

4.2	Filing an Election.

(a)
Salary Deferral Elections.  An eligible employee described in Section 4.1 may elect to defer a portion of his or her base salary earned during pay periods beginning in a Plan Year by filing with the Committee a completed and fully executed Salary Deferral Election by December 31 of the immediately preceding Plan Year.

(b)
Bonus Deferral Elections.  An eligible employee described in Section 4.1 may elect to defer a portion of his or her annual bonus earned during a Plan Year by filing with the Committee a completed and fully executed Bonus Deferral Election (in compliance with Treasury Regulation §1.409A-2(a)(8)) by June 30 of the Plan Year.

(c)
LTIP Deferral Elections.  An eligible employee described in Section 4.1 may elect to defer a portion of his or her cash long-term incentive award earned during an LTIP Period by filing with the Committee a completed and fully executed LTIP Deferral Election (in compliance with Treasury Regulation §1.409A-2(a)(8)) by June 30 of the last Plan Year in the applicable LTIP Period.

(d)
New Participants.  Notwithstanding the foregoing, if, during any Plan Year or LTIP Period beginning in 2011 or any subsequent year, any employee of the Company or its subsidiaries becomes eligible to participate in the Plan under Section 4.1, and such employee qualifies as initially eligible under the standards set forth in Treas. Reg. § 1.409A-2(a)(7), then such employee may elect to defer a portion of his or her base salary and/or annual bonus earned during such Plan Year, and/or his or her long-term incentive award earned during a LTIP Period that includes such Plan Year by filing with the Committee a Salary Deferral Election, Bonus Deferral Election, and/or LTIP Deferral Election within 30 days after the date the employee becomes eligible for the Plan.  Any such Salary Deferral Election shall apply to base salary earned during pay periods beginning in the Plan Year after the date of the election.  Any such Bonus Deferral Election shall apply to that portion of the annual bonus earned during the Plan Year equal to the total amount of the bonus multiplied by the ratio of the number of days remaining in the Plan Year after the date of the election over the total number of days in the Plan Year.  Any such LTIP Deferral Election shall apply to that portion of the designated long-term incentive award earned during the corresponding LTIP Period equal to the total amount of the long-term incentive award multiplied by the ratio of the number of days remaining in the LTIP Period after the date of the election over the total number of days in the LTIP Period. With respect to Bonus Deferral Elections and LTIP Deferral Elections referred to in the first sentence of this Section 4.2(d), employees becoming eligible to participate in the Plan during a Plan Year or LTIP Period may nonetheless file a Bonus Deferral Election and/or LTIP Deferral Election for such Plan Year or LTIP Period pursuant to Sections 4.2(b) and 4.2(c), respectively, if such Deferral Election(s) would be in compliance with Treasury Regulation §1.409A-2(a)(8).

4.3
Application of Deferral Elections.  A Deferral Election shall become irrevocable once filed with the Committee.  A Deferral Election filed for a Plan Year shall be effective for base salary and/or annual bonus to be earned during that Plan Year only.  An LTIP Deferral Election filed for an LTIP Period shall be effective only for the long-term incentive award to be earned during the corresponding LTIP Period.  For each subsequent Plan Year, a Participant who wishes to defer base salary and/or an annual bonus must file a new complete and fully executed Salary Deferral Election and/or Bonus Deferral Election with the Committee as provided in Section 4.2.  For each subsequent LTIP Period, a Participant who wishes to defer a long-term incentive award must file a new complete and fully executed LTIP Deferral Election with the Committee as provided in Section 4.2.

4.4
Compensation Subject to Deferral.    A Deferral Election shall designate the dollar amount or percentage of base salary, annual bonus and/or long-term incentive award to be deferred in accordance with the terms prescribed therein.  Unless otherwise permitted by the Committee, the maximum amount of base salary that a Participant may elect to defer for a Plan Year is 80% of base salary, and the maximum amount of annual bonus that a Participant may elect to defer for a Plan Year is 80% of the annual bonus.  Similarly, unless otherwise permitted by the Committee, the maximum amount of a long-term incentive award that a Participant may elect to defer for a given LTIP Period is 80% of the corresponding long-term incentive award.  Any election by a Participant to defer an amount in excess of either maximum limit shall be automatically reduced to comply with such limit.

ARTICLE FIVE

CREDITING, VESTING AND INVESTMENT OF ELECTIVE DEFERRALS

5.1
Crediting of Elective Deferrals.  Amounts deferred by a Participant under Article Four shall be credited to the Participant’s Deferral Account if, as, and when such amounts would otherwise have been paid to the Participant or at such other times as the Committee shall determine, provided that the Participant’s deferrals during the year, in the aggregate, reflect his or her Deferral Election in accordance with Code section 409A.

5.2	Vesting. Each Participant shall have a nonforfeitable and fully vested right to the value in his or her Deferral Account at all times.

5.3
Investment Choices.  Each Participant shall be entitled to direct the deemed investment of the amounts credited to his or her Deferral Account in any of the investment choices or combination of investment choices as may be offered by the Committee from time to time in accordance with the rules, regulations and procedures established by the Committee.  The Committee may add or remove investment choices at its sole discretion at any time.  However, notwithstanding anything contained herein to the contrary, Participants shall not be permitted to purchase or sell securities of the Company within the Plan.

5.4
Investment Earnings.  Each Participant’s Deferral Account shall be credited with earnings and losses in accordance with such Participant’s investment choices.  Earnings and losses shall begin to accrue with respect to amounts credited to a Participant’s Deferral Account under Section 5.1 in accordance with the procedures established by the Committee.

ARTICLE SIX

DISTRIBUTIONS

6.1	Timing and Form of Payment.

(a)	Payment Event. A Participant’s Deferral Account shall be paid to the Participant as set forth in their Payment Election(s), or as set forth in Section 6.1(b) in the absence of a Payment Election.

(b)
Commencement Date.  In the absence of a Payment Election, payment shall be made or commence on the first business day of the month next following the date that is six (6) months after the date of the Participant’s Separation from Service.

(c)	Form of Payment. Payment shall be made in a single lump sum except as otherwise elected by the Participant in accordance with Section 6.2(a).

(d)	Medium of Payment. Any payment from a Participant’s Deferral Account shall be made in the form of cash.

6.2	Payment Elections.

(a)
Payment Elections.  With each Deferral Election, a Participant may file a Payment Election that provides for the date(s) and form of payment for amounts deferred under such Deferral Election and earnings thereon.  A Participant may elect to have such deferred amounts paid in a single lump sum or in up to four (4) installments.  The Participant may elect the date(s) on which payments are to be made or commence, provided however, the total number of payment dates elected by a Participant among all of the Participant’s Payment Elections on which payments are to be made or commence shall not exceed three (3) unique payment dates.  If a Participant files a Payment Election containing a payment date in excess of three (3) total payment dates, payment(s) shall be made or commence at the time provided in Section 6.1(b) as if no date for such Payment Election had been specified.  The amount of each installment may be established by the Participant at the time of their Deferral Election as a percentage of the total value in their Deferral Account corresponding to the Deferral Election, provided that the sum of the percentages must equal 100%.  If a Participant does not make a payment election with respect to any deferred amounts, such amounts shall be paid in a single lump sum at the time provided in Section 6.1(b).

(b)
Separation from Service Before Age 55.  Notwithstanding the foregoing or any Payment Election made by a Participant, if a Participant has a Separation from Service for any reason prior to reaching age 55, the Participant’s entire Deferral Account shall be paid to the Participant in a single lump sum at the time provided in Section 6.1(b).

6.3
Death.  Notwithstanding the foregoing or any Payment Election made by a Participant, if a Participant dies before the complete distribution of his or her Deferral Account, the entire Deferral Account, or the remaining portion of the Deferral Account if distributions have already commenced in the form of installments, shall be paid to the Participant’s beneficiary in a single lump sum within 30 days following the date the Committee receives notice of the Participant’s death, accompanied by a death certificate.

6.4
Change in Control.  Notwithstanding the foregoing or any Payment Election made by a Participant, if a Change in Control occurs with respect to the Company, the Participant’s entire Deferral Account shall be paid to the Participant (or his or her beneficiary) in a single lump sum within 30 days following the date of the Change in Control (subject to any required delay as provided in Treasury Regulation §1.409A-3(i)(2)), and all deferrals being made at the time of the Change in Control pursuant to prior Deferral Elections shall cease.

6.5
Unforeseeable Emergency.  In the event that a Participant suffers an Unforeseeable Emergency, the Participant may request that the Committee approve an immediate distribution of all or a portion of the Participant’s Deferral Account.  If the Committee approves such request, the Company shall pay to the Participant, within 30 days after the date of the Committee’s approval (subject to any required delay as provided in Treasury Regulation §1.409A-3(i)(2)), an amount equal to the lesser of (a) the value of the Participant’s Deferral Account and (b) the amount reasonably necessary to satisfy the emergency need (plus amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution), taking into account the extent to which such need is or may be relieved through reimbursement or compensation from insurance or otherwise, or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.  If the Participant’s Deferral Account is divided into separate subaccounts as provided in Section 2.6, the amount of the distribution shall be taken pro rata from such subaccounts.  Whenever a Participant receives a distribution under this Section 6.5, the Participant shall be deemed to have revoked all current Deferral Elections under the Plan effective as of the date of the distribution, but will be permitted to participate in the next election period in accordance with Section 4.2 unless otherwise determined by the Committee.

6.6
Early Payment.  The Committee, in its sole discretion, may authorize early payment of all or a portion of a Participant’s Deferral Account to the extent permitted by Treas. Reg. § 1.409A-3(j)(4).  Without limitation, payment may be accelerated:

(a)	To comply with a domestic relations order as defined in Code Section 414(p)(1)(B);

(b)	To comply with ethics laws or conflicts of interest laws;

(c)
To cashout a Participant's entire remaining interest under the Plan (or plans required to be aggregated) if the payment is not greater than the Code Section 402(g) limit (not including catch-up contributions);

(d)
To pay the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2) on compensation deferred under the Plan, to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA tax amount, or to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes;

(e)	When amounts become includible in income due to a failure to comply with Code Section 409A;

(f)	To cancel a Deferral Election due to an Unforeseeable Emergency or a hardship distribution pursuant to Treas. Reg. § 1.401(k)-1(d)(3);

(g)	Pursuant to a termination and liquidation of the Plan upon bankruptcy, a Change in Control, or Company discretion as provided in Treas. Reg. § 1.409A-3(j)(4)(ix);

(h)
To reflect payment of state, local, or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant;

(i)	To cancel a Deferral Election due to disability pursuant to Treas. Reg. § 1.409A-3(j)(4)(xii);

(j)
To satisfy a debt owed by the Participant to the Company where such debt is incurred in the ordinary course of the service relationship, the reduction does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Company; and

(k)	As part of a settlement between the Participant and the Company of an arm's length, bona fide dispute as to the Participant's right to the deferred amount.

6.7
Valuation of Distributions.  Each distribution to a Participant shall be based on the value of the Participant’s Deferral Account (or the applicable subaccount) as of the last business day of the month preceding the date of payment.

6.8	Reemployment.

(a)
Continued Distribution of Account.  If, after a Participant’s Separation from Service, the Participant is reemployed by the Company or a subsidiary prior to the complete distribution of his or her Deferral Account, distributions from the Deferral Account shall be made as scheduled without regard to the Participant’s reemployment.

(b)
New Deferral Account.  A reemployed Participant who is eligible for the Plan may make new Deferral Elections pursuant to Section 4.2, in which case a new Deferral Account shall be established for such Participant to which deferrals relating to the period following his or her reemployment shall be credited.  Such new Deferral Account shall be paid following the Participant’s subsequent Separation from Service in accordance with this Article, except as otherwise provided herein.

ARTICLE SEVEN

BENEFICIARY DESIGNATION

7.1
Designation of Beneficiary.  Each Participant shall have the right, at any time, to designate any individual or entity as his or her designated beneficiary.  A beneficiary designation shall be made, and may only be amended or revoked, by the Participant by filing a written designation with the Committee or its designee in accordance with procedures adopted by the Committee.  Any such beneficiary designation shall apply to all benefits under this Plan.

7.2
No Designated Beneficiary.  If a Participant fails to designate a beneficiary as provided above, or if all designated beneficiaries predecease the Participant, then the Participant’s beneficiary for purposes of the Plan shall be the Participant’s estate.

ARTICLE EIGHT

CLAIMS PROCEDURES

A claim for benefits under the Plan shall be handled as follows:

8.1
Filing a Claim.  Each individual who claims to be eligible for benefits under the Plan (a “Claimant”) may submit a written claim for benefits (a “Claim”) to the Committee where the individual believes a benefit to which such individual is eligible has not been provided under the Plan.  A Claim must be set forth in writing and must be submitted to the Committee.

8.2	Review of Claim. The Committee shall evaluate each properly filed Claim and notify the Claimant of the approval or denial of the Claim within 30 days after the Committee receives the Claim.

8.3
Notice of Claim Denial.  If a Claim is denied in whole or in part, the Committee shall provide the Claimant with a written notice setting forth: (a) the specific reasons for the denial; (b) references to pertinent Plan provisions upon which the denial is based; and (c) a description of any additional material or information needed and an explanation of why such material or information is necessary.

8.4
Procedures Control.  No Claimant or other individual may file any claim for benefits or request a review of a denial of any claim unless such person follows the provisions of this Article.  A Claimant or other individual shall not be entitled to bring any action in any court unless such person has submitted a Claim and has either (a) received notice that the Claim has been denied in whole or in part, or (b) has received neither payment of the benefits requested in the Claim, nor notice that the Claim has been denied within 30 days of the date the Claim was received by the Committee.

8.5
Compliance with Code Section 409A.  Any claim for benefits under the Plan must be made by the Claimant no later than the time prescribed by Treas. Reg. § 1.409A-3(g) (or any successor provision), to the extent applicable.  If a Claimant’s claim or appeal is approved, any resulting payment of benefits will be made no later than the time prescribed for payment of benefits by Treas. Reg. § 1.409A-3(g) (or any successor provision), to the extent applicable.

ARTICLE NINE

AMENDMENT OR TERMINATION

The Board or the Committee may (in its sole discretion) amend, modify or terminate the Plan at any time for any or no reason; provided, however, no amendment, modification or termination shall, without the consent of the Participant, adversely affect such Participant’s right to payment from the Participant’s Deferral Account as of the date of such amendment, modification or termination.  If the Plan is terminated, distributions to Participants and beneficiaries shall be made on the dates on which such distributions would be made under the Plan without regard to such termination, except that payments may be accelerated without the Participant’s consent to the extent permitted by Code section 409A.

ARTICLE TEN

MISCELLANEOUS

10.1
Unsecured Right.  Any right to receive a payment under the Plan shall be no greater than that of an unsecured general creditor of the Company.  No amount payable under the Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant.  The Committee may, but need not, establish a grantor trust (commonly referred to as a “rabbi trust”) to hold assets of the Company that may, but need not, be used to pay benefits hereunder.  No assets shall be transferred to a trust if such transfer would result in the taxation of benefits prior to distribution under Code section 409A(b).

10.2	No Right to Continued Employment. Participation in the Plan shall not give any employee any right to remain in the employ of the Company or any subsidiary or affiliate thereof.

10.3	Withholding. The Company shall withhold or require a Participant to pay or provide for payment of all applicable income and other taxes with respect to amounts deferred or paid under the Plan.

10.4	Statement of Accounts. Statements shall be sent no less frequently than annually to each Participant (or to such Participant’s beneficiary or legal representative).

10.5
Governing Law, Jurisdiction, and Venue.  The Plan shall be construed, governed and enforced in accordance with the laws of the State of Texas, without reference to rules relating to conflicts of law, except to the extent preempted by federal law.  Any action arising out of or relating to the Plan, the Company, Participants, or any transaction under the Plan shall be brought in state or federal courts located in Tarrant County, Texas.

10.6
Application of Code Section 409A.  It is intended that the Plan and the Committee’s exercise of authority or discretion hereunder shall comply with the provisions of Code section 409A and the Treasury Regulations thereunder so as not to subject a Participant to the payment of interest and tax penalty which may be imposed under Code section 409A.  In furtherance of this interest, to the extent that any Treasury Regulations or other guidance issued under Code section 409A would result in a Participant being subject to payment of interest and tax penalty under Code section 409A, the Committee may amend the Plan, without the Participant’s consent, including with respect to the timing of payment of benefits, in order to comply with the requirements of Code section 409A; provided, however, that the Company makes no representation that benefits payable under this Plan shall be exempt from or comply with Code section 409A and makes no representation to preclude Code section 409A from applying to the benefits payable under the Plan.

10.7
Compliance with Other Laws.  The Committee may, from time to time, impose additional restrictions upon Participants as it deems necessary, advisable or appropriate in order to comply with applicable federal and state securities laws, or other federal laws.